FLORIDA STREET BOND FUND

                           FLORIDA STREET GROWTH FUND

                         1793 KINGSWOOD DRIVE, SUITE 200

                               SOUTHLAKE, TX 76092

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON FEBRUARY 28, 1999

Dear Shareholders:

The special meeting of the shareholders of the Florida Street Bond Fund ("Bond Fund") and the Florida Street Growth Fund ("Growth Fund") series of AmeriPrime Funds was held as scheduled on Friday January 28, 1999 at 10:00 a.m., Eastern Standard Time.

         However, the necessary quorum (majority) of shareholders or proxies representing shareholders of the Florida Street Growth Fund was not represented at the meeting. A quorum was attained for the Bond Fund. Thus the meeting for the Growth Fund was adjourned until a majority of proxies are obtained. The meeting is rescheduled for February 28, 1999.

ATTACHED IS COPY OF THE PREVIOUSLY PROVIDED, YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE OR BY FAXING IT TO (317) 266-8756, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                          By the Order of the Board of Trustees


                                          Kenneth D. Trumpfheller
                                          President

February 17, 2000